ESCROW AGREEMENT

CREATIVE BUSINESS CONCEPTS, INC.

and

CREATIVECORP, INC.

01 March, 2007

ESCROW AGREEMENT

I

PARTIES

THIS ESCROW AGREEMENT (the “Agreement”) is entered into effective as of the 1st day of March, 2007, by and between CREATIVE BUSINESS CONCEPTS, INC., a California corporation (“CBC”); and, CREATIVECORP, INC., a Delaware corporation (collectively, “Buyer”). CBC and Buyer are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.   Concurrent with the execution of this Agreement, CBC and Buyer have executed and entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer would acquire substantially all of the Assets of CBC.

B.   This Agreement will be executed and entered into pursuant to and subject to all terms and conditions of the Purchase Agreement as if set forth in full herein. Capitalized terms not defined herein shall have the same meanings attached to them in the Purchase Agreement.

C.   This Agreement is that certain Escrow Agreement attached to the Purchase Agreement as Exhibit 3.3.2.(b) and is hereby executed in order to receive and administer the Hold Back, as well as to provide an additional remedy under the indemnification provisions of the Purchase Agreement. The Hold Back shall be administered and distributed strictly in accordance with this Agreement.

D.   In connection with the transactions contemplated under the Purchase Agreement and the Settlement Documents, the Parties desire to define herein the terms and conditions under which the Hold Back shall be retained in Escrow and distributed to the appropriate Party.

E.   NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

CREATION OF ESCROW

3.1    Escrow. An escrow is hereby created for the purpose of holding administering the Hold Back pursuant to the terms and conditions of this Agreement and the Purchase Agreement (the “Escrow”). The term Escrow shall also expressly include the trust account maintained by the Escrow Holder and into which the Hold Back shall be deposited.

3.2    Purpose of Escrow. The Parties agree that the purpose of the Escrow is to ensure the proper collection of the Accounts Receivable acquired by Buyer under the Purchase Agreement, and to provide an additional remedy under the indemnification provisions of the Purchase Agreement. The Escrow is expressly not for, and must not be interpreted as, a guaranty as to the collectibility of the Accounts Receivable.

3.3    Escrow Holder. At all times hereunder, JOSHUA E. LATHAM shall serve as “Escrow Holder” hereunder. CBC acknowledges that Escrow Holder is legal counsel to Buyer and that Escrow Holder is not providing legal services hereunder. As such, CBC shall not be deemed to be a client of Escrow Holder and waives any right to contend that Escrow Holder has a conflict of interest in serving hereunder or continuing to represent Buyer, even in any action prospective action involving CBC.

3.4    Delivery of Hold Back. Upon Closing under the Purchase Agreement, the Hold Back shall be delivered to Escrow Holder and immediately deposited into the attorney/client trust account of Escrow Holder. The amount retained in Escrow hereunder may change from time-to-time hereunder, and the Escrow Holder shall act in accordance with this Agreement to effect any and all necessary changes.

IV

RELEASE OF HOLD BACK

4.1    Pro Rated Release. On the 1st and 15th calendar day of each month (or the next business day if such day is a Saturday or Sunday or a national holiday) following the Closing, the Parties shall agree upon how much of the Accounts Receivable has been collected by Buyer (the “Collected Amount”). Escrow Holder shall then immediately release from Escrow and transfer to CBC that percentage of the Hold Back then held in Escrow equal to the Collected Amount divided by the then balance of the Hold Back held in Escrow.

4.2    Release to Buyer. Escrow Holder shall immediately release and transfer to Buyer any and all amounts of the Accounts Receivable which CBC has collected and has not remitted to Buyer.

4.3    Immediate Final Release. Notwithstanding other any other provision herein to the contrary, upon the occurrence of the first of the following to occur, Escrow Holder shall immediately release and transfer to CBC all remaining amounts of the Hold Back:

(a)   The collection of the entire amount of the Accounts Receivable; or

(b)   Ninety (90) days from the Closing Date.

4.5    Offset Rights. Escrow Holder shall also immediately release and transfer to Buyer those amounts to which Buyer is judicially entitled to pursuant to the indemnification provisions of Article X of the Purchase Agreement.

4.6    Procedure for Release. Any and all amounts of the Hold Back to be released hereunder shall be effected by Escrow Holder as quickly as possible. CBC and Buyer must agree on all amounts to be released from Escrow. In the event CBC and Buyer disagree as to the amount of any claimed release, Escrow Holder shall not make the distribution. Instead, all disputes shall be immediately resolved by arbitration pursuant to Section 13.15 of the Purchase Agreement. Said arbitration shall be commenced within fifteen (15) days after Escrow Holder informs the Parties he will not effect the release in question.

V

RIGHTS OF ESCROW HOLDER

The Parties acknowledge that Escrow Holder is assuming the obligations hereunder as an accommodation to the Parties only, and that Escrow Holder shall have no responsibility to the Parties other than to comply with the terms and conditions of this Agreement. The Parties jointly and severally agree to indemnify and hold Escrow Holder harmless from any and all costs, expenses, claims, or actions which may be asserted by or against Escrow Holder, including claims or actions by either Party, except for actions involving the gross negligence or intentional misconduct of Escrow Holder. If, in the sole discretion of Escrow Holder, it is necessary for Escrow Holder to file an action to determine or ascertain the rights of any of the Parties under the terms of this Agreement or to interpret any of the provisions of this Agreement, the Parties shall equally pay any and all costs incurred by Escrow Holder in such action, including reasonable attorneys' fees as determined by the court.

VI

ADDITIONAL PROVISIONS

The notice provisions of Article XII of the Purchase Agreement, and all provisions of Article XIII of the Purchase Agreement, are hereby incorporated by reference herein as if set forth in full.

VII

EXECUTION

IN WITNESS WHEREOF, this ESCROW AGREEMENT has been duly executed by the Parties in Orange County, California, and shall be effective as of and on the Effective Date set forth in Article I of this Agreement. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

EXECUTION PAGE TO ESCROW AGREEMENT

BUYER:	CBC:

CREATIVECORP, INC.,	CREATIVE BUSINESS CONCEPTS, INC.,
a Delaware corporation	a California corporation

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATED:	DATED:

*    *    *    *    *    *    *    *

The undersigned hereby agrees to serve as the “Escrow Holder” and further agrees to comply with the terms and conditions of this Agreement in regard to acting as Escrow Holder.

DATED:
NAME: JOSHUA E. LATHAM